Exhibit 5.1

August 6, 2003

Board of Directors
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

Gentlemen:

     We are acting as counsel to CapitalSource Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed offering of up to 13,708,950 shares of the Company’s common stock, par value $0.01 per share, of which: (i) 11,708,950 shares (the “Incentive Plan Shares”) may be issued by the Company under the Company’s Second Amended and Restated Equity Incentive Plan (the “Option Plan”) and (ii) 2,000,000 shares (the “ESPP Shares”) may be issued by the Company under the Company’s Employee Stock Purchase Plan (the “ESPP”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on July 31, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	A copy of the Option Plan and the ESPP.

5.	The proposed forms of Omnibus Plan of Reorganization and all other documents attached thereto as exhibits, providing for, among other things, the reorganization of CapitalSource Holdings LLC as a “C” corporation as described in the Company’s registration statement on Form S-1, as amended (Reg. No. 333-106076), upon consummation of which the

Board of Directors
CapitalSource Inc.
August 6, 2003

Company will assume the Option Plan (collectively, the “Reorganization Documents”).

6.	Certain resolutions of the Board of Directors of the Company adopted at meetings held on June 11, 2003, July 18, 2003 and August 1, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the authorization of (i) the Registration Statement, (ii) the Reorganization Documents and the assumption of the Option Plan, (iii) the adoption of the ESPP and (iv) the reservation for issuance of the Incentive Plan Shares and ESPP Shares and arrangements in connection therewith.

7.	The written consent of CapitalSource Holdings LLC, as sole stockholder of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to the approval of the Option Plan and the ESPP and arrangements in connection therewith.

8.	A certificate of the Secretary of the Company, dated as of August 1, 2003.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following execution and delivery of the Reorganization Documents and consummation of the transactions contemplated thereby, including the assumption by the Company of the Option Plan, the Incentive Plan Shares, when issued and delivered in accordance with the provisions of the Option Plan, will be validly issued, fully paid, and nonassessable, and the ESPP Shares, when issued and delivered in accordance with the provisions of the ESPP, will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective time of the Registration Statement.

Board of Directors
CapitalSource Inc.
August 6, 2003

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P